UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The definitive proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on March 30, 2015.  As of the close of business on March 23, 2015, there were 46,779,242 shares of common stock outstanding and entitled to vote.  The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1:  Election of Class III Directors, each to serve until the Annual Meeting of the Company in 2018.

Name	Votes For	Votes Withheld	Broker Non-Votes
Georges Gemayel, Ph.D.	34,214,266	197,564	7,557,607
John M. Siebert, Ph.D.	34,206,073	205,757	7,557,607

Proposal 2:  Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstain
41,876,451	75,064	17,922

Item 8.01                                           Other Events.

On May 19, 2015, Supernus issued a press release announcing that the Company’s management will present an overview and update of the Company and host investor meetings during the Jefferies Healthcare Conference on June 2, 2015.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: May 21, 2015	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated May 19 2015.	Attached